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                               SECOND AMENDMENT TO
                               SECURITY AGREEMENT
                                                                 EXHIBIT 10.2

         THIS SECOND AMENDMENT TO SECURITY AGREEMENT ("Amendment") is made as of the 28th day of October, 1998, by and among D.I.Y. HOME WAREHOUSE, INC., an Ohio corporation, with its principal place of business located at 5811 Canal Road, Suite 180, Valley View, Ohio 44125 (herein called the "Debtor"), as debtor, NATIONAL CITY BANK, a national banking association, formerly known as National City Bank, Columbus, with its principal office located at 155 East Broad Street, Columbus, Ohio 43251 (herein called "NCB"), and OLD KENT BANK, formerly known as Old Kent Bank and Trust Company, a Michigan banking corporation, with its principal office located at One Vandenberg Center, Grand Rapids, Michigan 49503 (herein called "Old Kent"), as lenders, (NCB and Old Kent each herein separately called a "Bank" and collectively called the "Banks"), and NCB, as agent for itself and Old Kent (herein called the "Agent").


                                WITNESSETH THAT:

         WHEREAS, Banks and Debtor originally entered into a certain Revolving Credit Agreement dated December 7, 1994, pursuant to which Banks agreed to loan to Debtor on a revolving credit basis ("Loan") an aggregate amount not to exceed Fifteen Million Dollars $15,000,000.00);

         WHEREAS, in order to secure the Loan and all other obligations of Debtor to Banks, Debtor executed and delivered to Agent for the benefit of Banks a certain Security Agreement dated December 7, 1994 as amended by the First Amendment to Security Agreement dated December 22, 1995 (collectively, "Security Agreement"), granting to Banks a security interest in Debtor's inventory and receivables as more particularly described in the Security Agreement;

         WHEREAS, Banks and Debtor agreed to increase the amount of the Loan to Twenty-Three Million Dollars ($23,000,000.00) pursuant to the terms and conditions of the Revolving Credit Agreement as amended by a certain First Amendment to Revolving Credit Agreement dated December 22, 1995 (collectively, the "Credit Agreement"); and

         WHEREAS, Banks and Debtor hereby agree that Debtor shall pay NCB and Old Kent all amounts owed under the Loan and Credit Agreement;

         WHEREAS, as a result of the payoff to NCB and Old Kent, Agent and Debtor agree that the services of Agent are no longer required under the Loan;

         WHEREAS, Banks, Agent and Debtor now desire to further amend the Security Agreement to confirm that the security interest granted thereby continues to secure all of the Obligations (as herein defined) of Debtor to NCB including, without limitation, all indebtedness owed by Debtor to NCB by reason of credit extended or to be extended to Debtor in (i) the principal amount $4,500,000.00 pursuant to that certain Loan and Co-Lender Agreement dated



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December 23, 1994, as amended, (the "Credit Loan Agreement") and (ii) the principal amount of $3,987,500.00 pursuant to that certain Line of Credit Agreement dated April 28, 1995, as amended (the "Line of Credit Agreement");

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor, NCB, Old Kent and Agent agree as follows:

         1. Secured Obligations. The first paragraph of the second page of the Security Agreement is hereby deleted and replaced with the following:

                  The security interest hereby granted is to secure the prompt and full payment and complete performance of all Obligations of Debtor under the Credit Loan Agreement and the Line of Credit Agreement (hereinafter collectively called the "Existing Loans"), under any Loan Documents (as defined in the Credit Loan Agreement and the Line of Credit Agreement, respectively) or otherwise existing or arising. The word "Obligations" is used in its most comprehensive sense and includes, without limitation, all indebtedness, debts and liabilities (including principal, interest, late charges, collection costs, attorneys' fees to the extent permitted by law and the like) of Debtor to NCB, including, without limitation, the Existing Loans, whether now existing or hereafter arising, either created by Debtor alone or together with another or others, primary or secondary, secured or unsecured, absolute or contingent, liquidated or unliquidated, direct or indirect, whether evidenced by note, draft, application for letter of credit or otherwise, and any and all renewals of or substitutes therefor. The word "Obligations" shall include, BUT NOT BE LIMITED TO, all indebtedness owed by Debtor to Banks by reason of credit extended or to be extended to Debtor in the principal amount of $8,487,500.00, pursuant to one or more instruments of indebtedness and related Loan Documents.

         2. Parties. All reference in the Security Agreement to "Bank," "Banks" or Agent" shall mean NCB. Old Kent and Agent hereby terminate their respective security interests in the Collateral (as defined in the Security Agreement).

         3. Ratification. The Security Agreement is in all respects ratified and confirmed by the parties hereto, and the Security Agreement and this Amendment shall be read, taken and construed as one and the same instrument. Except as modified hereby, the Security Agreement remains unchanged and in full force and effect.

         4. Counterparts. This Amendment may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together constitute one and the same instrument.




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by each in manner and form sufficient to bind them and duly authorized in the premises as of the day and year first above written.

NATIONAL CITY BANK, formerly             D.I.Y. HOME WAREHOUSE, INC.
known as National City Bank, Columbus

By:   /s/ JOSEPH KWASNY                  By:   /s/ ERIC I. GLASSMAN
      -----------------------                  -----------------------------
Name: Joseph Kwasny                      Name: Eric I. Glassman
Its:  Vice President                     Its:  V.P. - Chief Financial Officer


OLD KENT BANK, formerly known as         NATIONAL CITY BANK, formerly
Old Kent Bank and Trust Company          known as National City Bank, Columbus,
                                         as Agent

By:   /s/ ROBERT F. GRANT                By:   /s/ JOSEPH KWASNY
      -----------------------                  -----------------------------
Name: Robert F. Grant                    Name: Joseph Kwasny
Its:  Senior Vice President              Its:  Vice President


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